UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                                  MILACRON INC.

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


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    (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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    paid previously. Identify the previous filing by registration statement
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[MILACRON
--------------------------
MANUFACTURING TECHNOLOGIES                                       News Release

CONTACT: AL BEAUPRE (513) 487-5918


              MILACRON DEBT HOLDERS CONVERT NOTES TO COMMON STOCK

CINCINNATI, Ohio - April 16, 2004...Milacron Inc. (NYSE: MZ) said that the holders of its Series A Notes, Glencore Finance AG and Mizuho International plc, have exercised their rights to convert the $30 million in notes into 15 million shares of Milacron common stock. As a result, Milacron's total common shares outstanding have increased to approximately 50 million, of which Glencore now owns 10.5 million shares, or approximately 21%, and Mizuho now owns 4.5 million shares, or approximately 9%.

Glencore and Mizuho acquired the Series A Notes, along with $70 million of Series B Notes, on March 12, 2004 when they provided Milacron with $100 million in new capital which, together with existing cash balances, was used to repay the company's $115 million outstanding senior U.S. notes due March 15, 2004. Pending shareholder approval, both the Series B Notes and the common stock into which the Series A Notes have been converted will be exchangeable for a new series of convertible preferred stock with a 6% cumulative dividend.

To seek shareholder approval authorizing additional shares of common stock of the company and the issuance of new preferred stock convertible into such common stock, Milacron has filed with the SEC a preliminary proxy statement in which further details of the refinancing plan are described. INVESTORS AND SECURITY HOLDERS OF MILACRON ARE URGED TO READ THE PROXY STATEMENT REGARDING THE AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK OF THE COMPANY AND THE ISSUANCE OF NEW PREFERRED STOCK CONVERTIBLE INTO SUCH COMMON STOCK FOR WHICH SHAREHOLDER APPROVAL WILL BE SOUGHT. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE REFINANCING PLAN. A definitive proxy statement, when it becomes available, will be sent to Milacron shareholders. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with, or furnished to, the SEC by Milacron at the SEC's web site, www.sec.gov, or by directing a request to Milacron Inc., 2090 Florence Ave., Cincinnati, OH 45206; (513) 487-5000; www.milacron.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS: Investors may obtain a list of the names, affiliations and interests of participants in the solicitation of proxies from the stockholders of Milacron to approve the authorization of additional shares of common stock of Milacron and the issuance of new preferred stock convertible into such common stock as part of the refinancing plan described in this press release by directing a written request to the following address: Milacron Inc., 2090 Florence Ave., Cincinnati, OH 45206.

                             ____________________

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit the company's web site or call the toll-free investor hot line: 800-909-MILA (800-909-6452).

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